                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To SP Acquisition Co.:

  We have audited the accompanying consolidated balance sheet of SP Acquisition Co. (a Delaware Corporation) and subsidiaries as of December 5, 1996 and the related consolidated statements of income, stockholders' equity and cash flows for the eight month period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SP Acquisition Co. and subsidiaries as of December 5, 1996, and the results of their operations and cash flows for the eight month period then ended in conformity with generally accepted accounting principles.

                                                            ARTHUR ANDERSEN LLP

Philadelphia, Pennsylvania
 March 18, 1997

                         INDEPENDENT AUDITORS' REPORT

SP Acquisition Co.
Fort Worth, Texas

  We have audited the accompanying consolidated balance sheets of SP Acquisition Co. and subsidiaries (the Company), as of April 1, 1995 and March 30, 1996 and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. The consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of SP Acquisition Co. and subsidiaries as of April 1, 1995 and March 30, 1996 and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

  On October 30, 1996, as discussed in Note 16, the Company's shareholders entered into a definitive agreement with Radnor Holdings Corporation (Radnor) whereby Radnor agreed to acquire all the issued and outstanding capital stock of and equity interests in the Company, subject to certain conditions.

DELOITTE & TOUCHE LLP

Fort Worth, Texas

October 18, 1996
(October 30, 1996 as to Note 16)

                      SP ACQUISITION CO. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

               APRIL 1, 1995, MARCH 30, 1996 AND DECEMBER 5, 1996

                                          APRIL 1,     MARCH 30,   DECEMBER 5,
                 ASSETS                     1995         1996         1996
                 ------                  -----------  -----------  -----------
CURRENT ASSETS
  Cash and cash equivalents............. $   117,696  $    73,342  $ 2,413,575
  Accounts receivable...................  15,933,813   11,697,236   12,066,644
  Refundable income taxes...............          --      391,340      436,629
  Inventory.............................   7,839,053    6,794,310    7,411,516
  Prepaid expenses......................     313,636      436,823      443,336
  Deferred income taxes.................     923,687      858,920      946,191
                                         -----------  -----------  -----------
    Total current assets................  25,127,885   20,251,971   23,717,891
PROPERTY, PLANT AND EQUIPMENT, NET......   3,878,920    7,391,878    6,826,068
PROPERTY HELD FOR SALE..................   1,600,000    1,771,176           --
DEFERRED INCOME TAXES...................   1,990,557    1,380,264    1,065,103
OTHER ASSETS............................     253,113      171,248       60,018
                                         -----------  -----------  -----------
TOTAL................................... $32,850,475  $30,966,537  $31,669,080
                                         ===========  ===========  ===========
  LIABILITIES AND STOCKHOLDERS' EQUITY
  ------------------------------------
CURRENT LIABILITIES:
  Notes payable......................... $ 1,609,954  $ 1,832,581  $   133,781
  Accounts payable......................  17,131,719   14,464,013   17,242,167
  Accrued liabilities...................   1,509,801    1,207,789    2,979,653
  Income taxes payable..................     683,908      252,963      568,195
  Current portion of long-term debt.....   1,219,135    1,242,556    1,320,179
                                         -----------  -----------  -----------
    Total current liabilities...........  22,154,517   18,999,902   22,243,975
                                         -----------  -----------  -----------
LONG-TERM DEBT..........................   6,235,010    6,318,873    2,859,264
                                         -----------  -----------  -----------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Preferred stock, $.01 par value,
   100,000 shares authorized; 22,315
   shares issued and outstanding
   (liquidation preference of $500,000)
   .....................................         223          223          223
  Common stock, $.01 par value, 400,000
   shares authorized; 65,184 shares
   issued and outstanding...............         652          652          652
  Additional paid-in capital............     999,125      999,125      999,125
  Retained earnings.....................   3,492,533    4,723,461    5,658,568
  Cumulative translation adjustments....     (31,585)     (75,699)     (92,727)
                                         -----------  -----------  -----------
    Total stockholders' equity..........   4,460,948    5,647,762    6,565,841
                                         -----------  -----------  -----------
TOTAL................................... $32,850,475  $30,966,537  $31,669,080
                                         ===========  ===========  ===========

                See notes to consolidated financial statements.

                      SP ACQUISITION CO. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

FOR THE YEARS ENDED APRIL 1, 1995 AND MARCH 30, 1996 AND THE EIGHT MONTH PERIOD
                             ENDED DECEMBER 5, 1996

                                          YEAR ENDED
                                  ---------------------------
                                                              EIGHT MONTH
                                                              PERIOD ENDED
                                   APRIL 1,                   DECEMBER 5,
                                     1995      MARCH 30, 1996    1996
                                  -----------  -------------- -----------
NET SALES.......................  $72,106,153   $76,221,366   $52,375,480
COST OF GOODS SOLD..............   61,472,165    68,121,794    44,534,090
                                  -----------   -----------   -----------
GROSS PROFIT....................   10,633,988     8,099,572     7,841,390
DISTRIBUTION EXPENSE............    2,011,000     2,604,026     1,316,131
SELLING, GENERAL AND ADMINISTRA-
 TIVE EXPENSE...................    2,980,743     3,069,379     4,106,890
                                  -----------   -----------   -----------
INCOME FROM OPERATIONS..........    5,642,245     2,426,167     2,418,369
                                  -----------   -----------   -----------
OTHER INCOME (EXPENSE):
  Interest expense..............     (924,033)     (830,966)     (684,129)
  Other income (expense), net...      254,996       589,820      (175,633)
                                  -----------   -----------   -----------
TOTAL OTHER INCOME (EXPENSE)....     (669,037)     (241,146)     (859,762)
                                  -----------   -----------   -----------
INCOME BEFORE INCOME TAXES......    4,973,208     2,185,021     1,558,607
INCOME TAXES....................    1,845,675       954,093       623,500
                                  -----------   -----------   -----------
NET INCOME......................  $ 3,127,533   $ 1,230,928   $   935,107
                                  ===========   ===========   ===========


                See notes to consolidated financial statements.

                      SP ACQUISITION CO. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

FOR THE YEARS ENDED APRIL 1, 1995 AND MARCH 30, 1996 AND THE EIGHT MONTH PERIOD
                             ENDED DECEMBER 5, 1996

                                              ADDITIONAL
                             PREFERRED COMMON  PAID-IN    RETAINED  TRANSLATION
                               STOCK   STOCK   CAPITAL    EARNINGS  ADJUSTMENTS
                             --------- ------ ---------- ---------- -----------
BALANCE, APRIL 3, 1994......   $223     $652   $999,125  $  365,000  $    --
  Net income................    --       --         --    3,127,533       --
  Translation adjustments...    --       --         --          --    (31,585)
                               ----     ----   --------  ----------  --------
BALANCE, APRIL 1, 1995......    223      652    999,125   3,492,533   (31,585)
  Net income................    --       --         --    1,230,928       --
  Translation adjustments...    --       --         --          --    (44,114)
                               ----     ----   --------  ----------  --------
BALANCE, MARCH 30, 1996.....    223      652    999,125   4,723,461   (75,699)
  Net income................    --       --         --      935,107       --
  Translation adjustments...    --       --         --          --    (17,028)
                               ----     ----   --------  ----------  --------
BALANCE, DECEMBER 5, 1996...   $223     $652   $999,125  $5,658,568  $(92,727)
                               ====     ====   ========  ==========  ========



                See notes to consolidated financial statements.

                      SP ACQUISITION CO. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED APRIL 1, 1995 AND MARCH 30, 1996 AND THE EIGHT MONTH PERIOD
                             ENDED DECEMBER 5, 1996

                                                YEAR ENDED
                                          ------------------------
                                                                    EIGHT MONTH
                                                                    PERIOD ENDED
                                           APRIL 1,     MARCH 30,   DECEMBER 5,
                                             1995         1996          1996
                                          -----------  -----------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income............................  $ 3,127,533  $ 1,230,928   $  935,107
  Adjustments to reconcile net income to
   net cash provided by operating
   activities:
    Depreciation and amortization.......      357,984      490,759    1,202,778
    Deferred income taxes...............      245,756      675,060      228,118
    Loss on sale of property............           --           --      712,069
    Changes in operating assets and lia-
     bilities:
      Accounts receivable...............   (2,833,745)   4,236,577     (369,408)
      Inventory.........................   (3,497,510)   1,044,743     (617,206)
      Prepaid expenses and other as-
       sets.............................     (300,042)    (117,473)      (6,513)
      Accounts payable..................    6,919,397   (2,667,706)   2,778,154
      Accrued liabilities...............       60,096     (302,012)   1,771,635
      Income taxes refundable and
       payable..........................      583,861     (822,285)     269,943
                                          -----------  -----------   ----------
        Net cash provided by operating
         activities.....................    4,663,330    3,768,591    6,904,677
                                          -----------  -----------   ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment....   (3,241,588)  (3,916,806)  (1,046,646)
  Additions to property held for sale...           --     (226,049)          --
  Disposal of property and equipment....           --           --    1,562,988
                                          -----------  -----------   ----------
        Net cash provided by (used in)
         investing activities...........   (3,241,588)  (4,142,855)     516,342
                                          -----------  -----------   ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayment of debt.....................     (858,877)  (1,035,507)  (3,381,986)
  Net borrowings (repayment) on line of
   credit and other.....................     (392,519)   1,365,417   (1,698,800)
  Payment of financing costs............     (160,192)          --           --
                                          -----------  -----------   ----------
        Net cash provided by (used in)
         financing activities...........   (1,411,588)     329,910   (5,080,786)
                                          -----------  -----------   ----------
NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS............................       10,154      (44,354)   2,340,233
CASH AND CASH EQUIVALENTS AT BEGINNING
 OF YEAR................................      107,542      117,696       73,342
                                          -----------  -----------   ----------
CASH AND CASH EQUIVALENTS AT END OF
 YEAR...................................  $   117,696  $    73,342   $2,413,575
                                          ===========  ===========   ==========
SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid during the year for:
    Interest............................  $   800,745  $   794,009   $  605,226
    Income taxes........................    1,111,521    1,116,000      422,436
  Noncash financing activities:
    Note payable for insurance policy...  $   188,393  $   203,462   $       --

                See notes to consolidated financial statements.

                      SP ACQUISITION CO. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

   FOR THE YEARS ENDED APRIL 1, 1995 AND MARCH 30, 1996 AND THE EIGHT MONTH
                         PERIOD ENDED DECEMBER 5, 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  BUSINESS--SP Acquisition Co. (SPAC) and subsidiaries develop, manufacture and market a broad line of crystal polystyrene and expandable polystyrene for sale to manufacturers of foam cups and containers and insulation and packaging products.

  BASIS OF CONSOLIDATION--The accompanying consolidated financial statements include the accounts of SP Acquisition Co. and its wholly-owned subsidiaries, StyroChem International, Inc. and StyroChem International, Ltd. (collectively, the Company). All significant intercompany accounts and transactions have been eliminated in consolidation.

  ACQUISITION--SPAC was incorporated on January 18, 1994 for the sole purpose of acquiring certain operations of Kimberly-Clark Tissue Company, formerly known as Scott Paper Company (KCTC). On February 25, 1994, SPAC acquired all of the outstanding shares of common stock of StyroChem International, Inc. and StyroChem International, Ltd. from KCTC for an aggregate cash purchase price, including costs and expenses of approximately $14.5 million, subject to adjustment for certain contingent consideration. The acquisition was funded by the proceeds from the issuance of common and preferred stock of SPAC, along with borrowings under term loans by SPAC and each of the Company's subsidiaries.

  The acquisition was accounted for using the purchase method of accounting and, accordingly, the purchase price has been allocated to the assets acquired and liabilities assumed based on their relative fair market values. As of the acquisition date, assets acquired and liabilities assumed were as follows (in thousands):

      Purchase price................................................. $ 14,456
      Fair values of net assets acquired:
        Fair value of assets acquired................................   34,473
        Liabilities assumed..........................................  (10,307)
                                                                      --------
                                                                        24,166
                                                                      --------
      Excess fair value.............................................. $ (9,710)
                                                                      ========

  The excess of the fair value of the net assets acquired was accounted for as a reduction in the fair value allocated to property and equipment.

  FISCAL YEAR--The Company's fiscal year ends on the Saturday nearest March 31 of each year.

  UNAUDITED SUMMARY OPERATING RESULTS--Summary operating results of the Company for the unaudited three month period ended March 30, 1996 are as follows:

      Net sales................................................... $16,991,252
                                                                   ===========
      Gross profit................................................ $ 1,834,560
                                                                   ===========
      Income from operations...................................... $   268,083
                                                                   ===========
      Net income.................................................. $    88,535
                                                                   ===========
      Total depreciation, amortization, interest and income
       taxes...................................................... $   617,075
                                                                   ===========

                      SP ACQUISITION CO. AND SUBSIDIARIES

           FOR THE YEARS ENDED APRIL 1, 1995 AND MARCH 30, 1996 AND
                 THE EIGHT MONTH PERIOD ENDED DECEMBER 5, 1996

  CASH AND CASH EQUIVALENTS--For the purposes of reporting cash flows, cash and cash equivalents includes investments readily convertible to cash with remaining maturities at date of purchase of three months or less.

  FINANCIAL INSTRUMENTS--The Company's financial instruments under Statement of Financial Accounting Standards No. 107, "Disclosure About Fair Value of Financial Instruments," include cash and cash equivalents, accounts receivable, accounts payable and long-term debt. The Company believes that the carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and long-term debt to banks are a reasonable estimate of their fair value because of the short-term maturities of such instruments or, in the case of long-term debt to banks, because of the floating interest rates on such long-term debt.

  INVENTORIES--Inventories are valued at the lower of cost or market with cost determined using the average cost method. Inventories consist of finished goods, work-in-process and raw materials. Finished goods costs include raw materials, direct labor and indirect production and overhead costs. The Company provides an allowance for obsolescence based on management's evaluation of future usefulness and salability of inventory.

  PROPERTY, PLANT AND EQUIPMENT--Property, plant and equipment are recorded at cost. Depreciation is recorded using the straight-line method over the estimated useful lives of the assets, as follows:

                                                                 NUMBER OF YEARS
                                                                 ---------------
      Building and improvements.................................        20
      Machinery and equipment...................................      3-10
      Furniture and fixtures....................................      5-10

  Expenditures that result in the enhancement of the assets involved are capitalized and maintenance and repair costs are expensed when incurred. Upon sale or other disposition, any gain or loss is included in income.

  PROPERTY HELD FOR SALE--Land and structures currently being offered for sale are classified separately from property and equipment.

  INCOME TAXES--Federal income taxes have been computed in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires income taxes to be accounted for under the liability method. Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred income taxes related primarily to differences between the basis of property, plant and equipment due to depreciation differences and to the application of the purchase method of accounting for financial statement purposes but not for tax purposes, and nondeductible asset and liability reserves for tax purposes. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets are evaluated based on the guidelines for realization and may be reduced by a valuation allowance.

  FOREIGN CURRENCY TRANSLATION--The assets and liabilities of the Company's Canadian subsidiary, StyroChem International, Ltd., whose functional currency is other than the U.S. dollar are translated at year-end exchange rates. Revenue and expense accounts are translated using the weighted average exchange rate during the periods. Translation gains and losses are not included in determining net income but are accumulated in a separate component of stockholders' equity, as is required by Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation."

  RESEARCH AND DEVELOPMENT--Research and development expenses are charged to income as incurred. Total research and development expenses were approximately $1.3 million and $1.6 million for the years ended

                      SP ACQUISITION CO. AND SUBSIDIARIES

           FOR THE YEARS ENDED APRIL 1, 1995 AND MARCH 30, 1996 AND
                 THE EIGHT MONTH PERIOD ENDED DECEMBER 5, 1996

April 1, 1995 and March 30, 1996, respectively, and approximately $1.5 million for the eight month period ended December 5, 1996.

  ACCOUNTING ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS--Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Impairment is evaluated by comparing future cash flows (undiscounted and without interest charges) expected to result from the use of the asset and its eventual disposition to the carrying amount of the asset. The Company adopted this pronouncement during the eight month period ended December 5, 1996 and the adoption did not have a material impact on its consolidated financial position or results of operations.

2. ACCOUNTS RECEIVABLE

  Accounts receivable consist of the following:

                                          APRIL 1,     MARCH 30,   DECEMBER 5,
                                            1995         1996         1996
                                         -----------  -----------  -----------
      Trade accounts receivable......... $15,964,399  $11,680,811  $12,120,749
      Other receivables.................      54,414      125,425       29,397
                                         -----------  -----------  -----------
                                          16,018,813   11,806,236   12,150,146
      Allowance for doubtful accounts...     (85,000)    (109,000)     (83,502)
                                         -----------  -----------  -----------
                                         $15,933,813  $11,697,236  $12,066,644
                                         ===========  ===========  ===========

3. INVENTORY

  Inventory consists of the following:

                                             APRIL 1,   MARCH 30,   DECEMBER 5,
                                               1995        1996        1996
                                            ----------  ----------  -----------
      Finished goods....................... $3,921,857  $3,149,525  $3,455,685
      Work-in-process......................    897,126   1,076,670   1,989,546
      Raw materials........................  3,384,070   3,067,115   2,239,108
                                            ----------  ----------  ----------
                                             8,203,053   7,293,310   7,684,339
      Allowance for obsolescence...........   (364,000)   (499,000)   (272,823)
                                            ----------  ----------  ----------
                                            $7,839,053  $6,794,310  $7,411,516
                                            ==========  ==========  ==========

                      SP ACQUISITION CO. AND SUBSIDIARIES

           FOR THE YEARS ENDED APRIL 1, 1995 AND MARCH 30, 1996 AND
                 THE EIGHT MONTH PERIOD ENDED DECEMBER 5, 1996

4. PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment consists of the following:

                                             APRIL 1,   MARCH 30,   DECEMBER 5,
                                               1995        1996        1996
                                            ----------  ----------  -----------
      Land................................. $  138,964  $  138,964  $  138,964
      Building and improvements............    118,029     201,761     201,761
      Machinery and equipment..............  3,666,995   5,881,326   6,324,086
      Furniture and fixtures...............    111,028     152,448     152,448
      Construction in progress.............    167,180   1,744,503   1,830,098
                                            ----------  ----------  ----------
                                             4,202,196   8,119,002   8,647,357
      Accumulated depreciation.............   (323,276)   (727,124) (1,821,289)
                                            ----------  ----------  ----------
                                            $3,878,920  $7,391,878  $6,826,068
                                            ==========  ==========  ==========

5. PROPERTY HELD FOR SALE

  The Company had property held for sale, which included land and a building and related improvements. During the eight months ended December 5, 1996, the Company made net improvements of $222,898 to this property, which were capitalized. This property was sold on November 21, 1996 at a loss of approximately $700,000 to a real estate company owned by certain of the Company's stockholders.

  The Company had leased this property to a third party. Rental income related to this property was approximately $148,200 and $141,300 for the years ended April 1, 1995 and March 30, 1996, respectively, and approximately $155,564 for the eight month period ended December 5, 1996.

6. OTHER ASSETS

  Other assets include primarily loan origination costs associated with long-term debt which are being amortized over the term of the related debt. Accumulated amortization was $34,708, $66,746 and $160,192 as of April 1, 1995, March 30, 1996 and December 5, 1996, respectively.

                      SP ACQUISITION CO. AND SUBSIDIARIES

           FOR THE YEARS ENDED APRIL 1, 1995 AND MARCH 30, 1996 AND
                 THE EIGHT MONTH PERIOD ENDED DECEMBER 5, 1996

7. NOTES PAYABLE AND LONG-TERM DEBT

  Notes payable represent advances from a Canadian bank under a $2.5 million operating line of credit for the Company's Canadian subsidiary, which is payable on demand and bears interest at a rate of Canadian prime (4.75% at December 5, 1996) plus 1.25%. The advances under the line of credit are secured by substantially all of the assets of the Company's Canadian subsidiary.
  Long-term debt consists of the following:

                                          APRIL 1,     MARCH 30,   DECEMBER 5,
                                            1995         1996         1996
                                         -----------  -----------  -----------
   Bank term note, with interest at
    prime (8.25% at December 5, 1996)
    plus 1.25%, collateralized by all
    assets and outstanding common stock
    of the Company, payable in monthly
    principal payments of $66,667 plus
    interest, with the final payment
    due February 1999..................  $ 3,200,000  $ 2,400,000  $ 2,559,482
   Note payable to bank under a $6 mil-
    lion line of credit which expires
    on September 1, 1998, with interest
    at prime plus 1%, collateralized by
    all assets and outstanding common
    stock of the Company. Interest is
    due and payable quarterly along
    with commitment fees of 0.5% on the
    unused balance.....................    2,200,011    3,300,000      860,000
   Term loan payable to Canadian bank,
    with interest at Canadian prime
    plus 1.50%, collateralized by sub-
    stantially all assets of the Cana-
    dian subsidiary, payable in quar-
    terly principal payments of $59,773
    plus interest, with the final pay-
    ment due November 1998.............      865,282      657,508      478,646
   Notes payable to stockholders, with
    interest at 17.5% payable quarter-
    ly, due February 28, 1999, subject
    to prepayment penalties............    1,000,459    1,000,459           --
   Other...............................      188,393      203,462      281,315
                                         -----------  -----------  -----------
                                           7,454,145    7,561,429    4,179,443
   Less--current maturities............   (1,219,135)  (1,242,556)  (1,320,179)
                                         -----------  -----------  -----------
                                         $ 6,235,010  $ 6,318,873  $ 2,859,264
                                         ===========  ===========  ===========

  The Company's notes payable and long-term debt agreements contain certain restrictive covenants. These covenants require that the Company meet certain requirements such as a minimum current ratio, a minimum trailing twelve-months operating cash flow, a minimum tangible net worth, a minimum fixed charge coverage ratio, a maximum ratio of indebtedness to tangible net worth and maximum dividend distributions. The Company was not in compliance with certain of these covenants at April 1, 1995 and March 30, 1996, but subsequently obtained a waiver or an amendment for these instances of noncompliance.

  Effective August 31, 1996, the bank term note and line of credit agreement was amended to revise certain covenants and to extend the final maturities to September 1, 1998. Under the terms of the loan agreements, the Company has the option to designate the interest rate for borrowings under the loan agreements using either a prime plus or London Interbank Offering Rate (LIBOR) option. The interest rate for domestically designated borrowings under the bank term note and the line of credit was adjusted to prime plus 0.25% and prime, respectively. LIBOR designated borrowings under the bank term note and line of credit agreement bear interest at LIBOR plus 2% and LIBOR plus 1.75%, respectively. In addition, effective November 1996, the commitment fee was reduced to 0.25% of the unused balance of the line of credit which is payable quarterly.

                      SP ACQUISITION CO. AND SUBSIDIARIES

           FOR THE YEARS ENDED APRIL 1, 1995 AND MARCH 30, 1996 AND
                 THE EIGHT MONTH PERIOD ENDED DECEMBER 5, 1996

  The following represents the future annual maturities for the Company's long-term debt obligations:

                                                                     DECEMBER 5,
                                                                        1996
                                                                     -----------
   1997............................................................. $1,320,179
   1998.............................................................  1,899,790
   1999.............................................................    959,474
                                                                     ----------
                                                                     $4,179,443
                                                                     ==========

  In conjunction with the acquisition (see Note 16), the bank term loan and note payable to bank were paid off in the amounts of $2,559,482 and $860,000, respectively.

8. INCOME TAXES

  Income tax expense included in the consolidated statements of income is as follows:

                                                    YEAR ENDED      EIGHT MONTH
                                               -------------------- PERIOD ENDED
                                                APRIL 1,  MARCH 30, DECEMBER 5,
                                                  1995      1996        1996
                                               ---------- --------- ------------
Current income tax expense:
  Federal..................................... $1,362,656 $209,727    $296,440
  State.......................................    237,263   69,306      98,942
                                               ---------- --------    --------
                                                1,599,919  279,033     395,382
                                               ---------- --------    --------
Deferred income tax expense:
  Federal.....................................    215,817  592,920     200,361
  State.......................................     29,939   82,140      27,757
                                               ---------- --------    --------
                                                  245,756  675,060     228,118
                                               ---------- --------    --------
Income tax expense ........................... $1,845,675 $954,093    $623,500
                                               ========== ========    ========

  A reconciliation of the Company's effective income tax rate is as follows:

                                                    YEAR ENDED     EIGHT MONTH
                                                ------------------ PERIOD ENDED
                                                APRIL 1, MARCH 30, DECEMBER 5,
                                                  1995     1996        1996
                                                -------- --------- ------------
Federal income taxes computed at the statutory
 rate.........................................    34.0%    34.0%       34.0%
State income taxes, net of federal income tax
 benefit......................................     3.1      2.0         2.7
Net operating (income) loss of Canadian sub-
 sidiary......................................      --      4.4          --
Other.........................................      --      3.3         3.3
                                                  ----     ----        ----
                                                  37.1%    43.7%       40.0%
                                                  ====     ====        ====

                      SP ACQUISITION CO. AND SUBSIDIARIES

           FOR THE YEARS ENDED APRIL 1, 1995 AND MARCH 30, 1996 AND
                 THE EIGHT MONTH PERIOD ENDED DECEMBER 5, 1996

  The tax effect of the Company's temporary differences giving rise to the net deferred income tax assets is as follows:

                                             APRIL 1,   MARCH 30,   DECEMBER 5,
                                               1995        1996        1996
                                            ----------  ----------  -----------
Deferred income tax assets:
  Current:
    Inventory.............................. $  285,213  $  408,331  $  282,864
    Accrued liabilities and reserves.......    607,031     411,771     629,927
    Allowance for doubtful accounts........     31,443      38,818      33,400
                                            ----------  ----------  ----------
                                               923,687     858,920     946,191
                                            ----------  ----------  ----------
  Noncurrent:
    Property and equipment.................  2,585,104   2,095,410   1,721,656
    Valuation allowance....................   (594,547)   (715,146)   (656,553)
                                            ----------  ----------  ----------
                                             1,990,557   1,380,264   1,065,103
                                            ----------  ----------  ----------
  Net deferred income tax assets........... $2,914,244  $2,239,184  $2,011,294
                                            ==========  ==========  ==========

  The Company has established a valuation allowance for deferred tax assets of the Company's Canadian subsidiary. The deferred tax assets represent primarily the excess of the tax over the book basis of property, plant and equipment. Because of the past operating losses of this subsidiary, the Company has been unable to determine that it is more likely than not that the net deferred tax assets of this subsidiary will be realized.

9. MAJOR SUPPLIER

  The Company agreed to purchase a minimum of 67% of its styrene monomer used in production from one supplier. The agreement was for a five year period ending February 1999, was renewable for successive annual terms, and provided for purchases at prevailing market-related prices and for favorable payment terms.

  In connection with this agreement, the Company's majority shareholder granted this supplier an option to purchase 51,000 shares of common stock held by the shareholder at the fair market value, as defined, of such shares at the date of exercise. This option, which is exercisable between March 1, 1997 and February 28, 1999, also requires this supplier to offer to purchase all the outstanding shares of the Company's common stock at date of exercise.

  During the years ended April 1, 1995 and March 30, 1996, the Company's purchases from this supplier amounted to approximately $41.0 million and $42.8 million, respectively, and the balance payable to this supplier by the Company as of April 1, 1995 and March 30, 1996 amounted to approximately $8.6 million and $8.2 million, respectively. During the eight month period ended December 5, 1996, the Company's purchases from this supplier amounted to approximately $31.3 million. As of December 5, 1996, the balance payable to this supplier was approximately $13.4 million.

10. CONCENTRATION OF CREDIT RISK

  Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of accounts receivable. Generally, the Company does not require collateral to support customer receivables. The Company follows established credit inquiry and investigation procedures in an attempt to minimize credit risk associated with customer receivables. The Company has one related party customer,

                      SP ACQUISITION CO. AND SUBSIDIARIES

           FOR THE YEARS ENDED APRIL 1, 1995 AND MARCH 30, 1996 AND
                 THE EIGHT MONTH PERIOD ENDED DECEMBER 5, 1996

WinCup Holdings, L.P., a subsidiary of Radnor Holdings Corporation, which accounted for more than 10% of sales in both 1995 and 1996. Sales to this customer were approximately $24.0 million and $23.0 million for the years ended April 1, 1995 and March 30, 1996, respectively, and approximately $12.8 million for the eight month period ended December 5, 1996. As of April 1, 1995, March 30, 1996 and December 5, 1996, outstanding accounts receivable from this customer were approximately $6.5 million, $4.2 million and $2.6 million, respectively.

11. EMPLOYEE BENEFIT PLAN

  The Company sponsors a tax-qualified defined contribution plan under Section 401(a) of the Internal Revenue Code covering all full-time employees in the U.S. who have completed one year of service. This plan includes a 401(k) arrangement pursuant to which participants may contribute, subject to certain limitations, a percentage of their salary on a pretax basis. The Company contributes a matching contribution with respect to the contributions made by participants at a rate determined by the Board of Directors of the Company each year. The Company's 401(k) matching contributions were $62,763 and $64,674 for the years ended April 1, 1995 and March 30, 1996, respectively, and $66,505 for the eight month period ended December 5, 1996.

12. RELATED PARTY TRANSACTIONS

  Grupo Industrial Hermes and James River Paper Company, Inc. (James River) are shareholders of the Company. Sales by the Company for the years ended April 1, 1995 and March 30, 1996 and for the eight month period ended December 5, 1996 to Convermex, a subsidiary of Grupo Industrial Hermes, and to James River are as follows:

                                               YEAR ENDED
                                         ----------------------
                                                               EIGHT MONTH
                                                               PERIOD ENDED
                                          APRIL 1,   MARCH 30,  DECEMBER 5,
                                            1995        1996       1996
                                         ----------- ---------- -----------
     Convermex.......................... $ 1,262,144 $1,218,230 $2,031,650
     James River........................  12,072,402  4,635,959  2,730,555

  Receivables from the above related parties are as follows:

                                                 APRIL 1,  MARCH 30, DECEMBER 5,
                                                   1995      1996       1996
                                                ---------- --------- -----------
     Convermex.............................     $  138,600 $201,600   $619,760
     James River...........................      1,396,305   76,698    122,488

                      SP ACQUISITION CO. AND SUBSIDIARIES

           FOR THE YEARS ENDED APRIL 1, 1995 AND MARCH 30, 1996 AND
                 THE EIGHT MONTH PERIOD ENDED DECEMBER 5, 1996

  Effective January 20, 1996, James River, one of the Company's shareholders, acquired an interest in the Company's largest customer, WinCup Holdings, L.P., a subsidiary of Radnor Holdings Corporation.

13. GEOGRAPHIC INFORMATION

  Information about the Company's operations in different geographic areas for the years ended April 1, 1995 and March 30, 1996 and for the eight month period ended December 5, 1996 is as follows:

                                            YEAR ENDED
                                      -----------------------
                                                               EIGHT MONTH
                                                               PERIOD ENDED
                                       APRIL 1,    MARCH 30,   DECEMBER 5,
                                         1995        1996         1996
                                      ----------- -----------  -----------
Net sales:
  United States...................... $57,764,433 $61,357,065  $39,294,285
  Canada.............................  14,341,720  14,864,301   13,081,195
                                      ----------- -----------  -----------
    Total............................ $72,106,153 $76,221,366  $52,375,480
                                      =========== ===========  ===========
Operating income (loss):
  United States...................... $ 5,096,319 $ 2,639,092  $ 1,389,043
  Canada.............................     511,218    (244,963)     935,880
                                      ----------- -----------  -----------
    Total............................ $ 5,607,537 $ 2,394,129  $ 2,324,923
                                      =========== ===========  ===========
Identifiable assets (at end of
 period):
  United States...................... $25,709,341 $24,150,958  $23,684,841
  Canada.............................   7,141,134   6,815,579    7,984,239
                                      ----------- -----------  -----------
    Total............................ $32,850,475 $30,966,537  $31,669,080
                                      =========== ===========  ===========

14. STOCKHOLDERS' EQUITY

  On February 25, 1994, the Company issued to its preferred stockholders warrants to allow for the purchase of 25,313 shares (the "Warrant Shares") of the Company's common stock at an exercise price of $.01 per share. The warrants are not exercisable until the notes to stockholders (the Notes) are repaid; however, they become immediately exercisable in full on the Company's capital reorganization, merger or acquisition of the Company. The Warrant Shares are subject to adjustment or cancellation upon the occurrence of certain events; including the repayment of the Notes in advance of their scheduled maturity. In addition, the terms of the warrants provide for adjustments to the exercise price as a result of stock splits, dividends or issuances. During 1995, warrants for 12,500 shares of common stock were canceled as a result of early repayments or payments of certain of the Notes. At April 1, 1995, March 30, 1996 and December 5, 1996, warrants for 12,813 shares were outstanding, which expire at March 31, 1999.

15. COMMITMENTS AND CONTINGENCIES

  SUPPLY AGREEMENT--The Company is committed under a supply agreement to sell to WinCup Holdings, L.P. all of WinCup's requirements for expandable polystyrene for certain of its plants at sales prices based on prevailing market prices for up to 40 million pounds annually, and no less than 75% of the requirements for those plants in excess of 40 million pounds annually. The agreement is for an eight-year period ending February 2000, with options for annual extensions thereafter.

                      SP ACQUISITION CO. AND SUBSIDIARIES

           FOR THE YEARS ENDED APRIL 1, 1995 AND MARCH 30, 1996 AND
                 THE EIGHT MONTH PERIOD ENDED DECEMBER 5, 1996


  OPERATING LEASES--The Company leases certain buildings and equipment under operating leases for periods ranging from one to five years. These leases generally contain optional renewal provisions for one or more periods. Future annual minimum lease payments as of December 5, 1996 are as follows:

      1997............................................................. $211,859
      1998.............................................................  197,779
      1999.............................................................  169,261
      2000.............................................................   83,655
      2001.............................................................    6,817
                                                                        --------
      Total............................................................ $669,371
                                                                        ========

  Rental expense under operating leases for the years ended April 1, 1995 and March 30, 1996 was approximately $170,000 and $329,000, respectively, and approximately $263,000 for the eight month period ended December 5, 1996.

  OTHER--The Company is involved in various legal proceedings arising in the normal course of business. Management believes the outcome of these matters will not materially affect the consolidated financial position or results of operations of the Company.

  Like other chemical manufacturers, the Company's operations are subject to extensive and rapidly changing federal and state environmental regulations, including original and renewal permit application proceedings in connection with its business operations. These environmental laws and regulations may require the Company to take action in the future to correct the effects of prior environmental issues at the Company's facilities, if any. In connection with the Company's acquisition of its business operations from KCTC on February 25, 1994, as discussed in Note 1, the Company was indemnified by KCTC as to environmental matters existing prior to the acquisition date. The extent of loss related to environmental matters depends on a number of factors, including technological developments and changes in environmental laws, among others. Based on currently known facts, management believes that any environmental costs the Company may incur would not have a material adverse effect on the consolidated financial position or results of operations of the Company.

  The Company participates in a self-insurance program that provides for the payment of employee health claims. The program provides for specific excess loss reinsurance for aggregate claims greater than a specified amount for any one claimant. The Company accrues the estimated liabilities for the ultimate costs of both reported claims and incurred but not reported claims.

16. ACQUISITION BY RADNOR HOLDINGS CORPORATION

  On October 30, 1996, the Company's shareholders entered into a definitive agreement with Radnor Holdings Corporation (Radnor) whereby Radnor agreed to acquire all the issued and outstanding shares of capital stock of and other equity interests in the Company for an aggregate purchase price of $31.0 million, subject to satisfactory resolution of environmental matters and financing and subject to certain adjustments, as defined. The closing of the acquisition occurred on December 5, 1996.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Neste Oy:

  We have audited the accompanying balance sheets of NESTE OY POLYSTYRENE UPSTREAM BUSINESS IN PORVOO AND KOKEMAKI (an operating unit of the NESTE Oy Chemicals division) as of December 31, 1995 and 1996, and the related statements of operations, changes in owner's investment and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NESTE OY POLYSTYRENE UPSTREAM BUSINESS IN PORVOO AND KOKEMAKI as of December 31, 1995 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles (see Note 1).

                                                             ARTHUR ANDERSEN OY
Helsinki, Finland
 September 5, 1997
 (except with respect to the matters discussed in Note 10, as to which the date is October 15, 1997)

         NESTE OY POLYSTYRENE UPSTREAM BUSINESS IN PORVOO AND KOKEMAKI

                                 BALANCE SHEETS
                          (IN THOUSANDS OF US DOLLARS)

                                         DECEMBER 31, DECEMBER 31, SEPTEMBER 30,
                                             1995         1996         1997
                                         ------------ ------------ -------------
                                                                    (UNAUDITED)
                ASSETS
                ------
CURRENT ASSETS:
  Accounts receivable..................    $  7,615     $  6,499     $  8,659
  Inventories, net.....................      10,498        5,149        5,718
  Prepaid expenses and other...........          71          735          553
                                           --------     --------     --------
                                             18,184       12,383       14,930
                                           --------     --------     --------
PROPERTY, PLANT AND EQUIPMENT, at cost:
  Land and improvements................         483          453          398
  Buildings and improvements...........      19,680       18,648       16,531
  Machinery and equipment..............      30,374       28,146       25,519
                                           --------     --------     --------
                                             50,537       47,247       42,448
  Less accumulated depreciation........     (23,263)     (22,963)     (21,240)
                                           --------     --------     --------
                                             27,274       24,284       21,208
  Share of common assets allocated by
   Neste (Note 5)......................       2,581        1,735        1,357
                                           --------     --------     --------
    Total property, plant, and
     equipment.........................      29,855       26,019       22,565
                                           --------     --------     --------
OTHER ASSETS...........................         332          344          323
                                           --------     --------     --------
                                           $ 48,371     $ 38,746     $ 37,818
                                           ========     ========     ========
  LIABILITIES AND OWNER'S INVESTMENT
  ----------------------------------
CURRENT LIABILITIES:
  Accounts payable.....................    $  3,811     $  3,657     $  3,708
  Accrued liabilities..................       1,024        1,353        1,160
                                           --------     --------     --------
                                              4,835        5,010        4,868
COMMITMENTS AND CONTINGENCIES (Note 9)
OWNER'S INVESTMENT.....................      43,536       33,736       32,950
                                           --------     --------     --------
                                           $ 48,371     $ 38,746     $ 37,818
                                           ========     ========     ========

  The accompanying notes are an integral part of these finanacial statements.

         NESTE OY POLYSTYRENE UPSTREAM BUSINESS IN PORVOO AND KOKEMAKI

                            STATEMENTS OF OPERATIONS
                          (IN THOUSANDS OF US DOLLARS)

                                                           FOR THE NINE MONTH PERIOD
                          FOR THE YEAR ENDED DECEMBER 31,     ENDED SEPTEMBER 30,
                          -------------------------------- ---------------------------
                             1994       1995       1996        1996           1997
                          ---------- ---------- ---------- ------------   ------------
                                                           (UNAUDITED)    (UNAUDITED)
NET SALES...............  $   58,188 $   63,179 $   60,805   $     45,905   $     46,380
COST OF GOODS SOLD......      41,060     47,944     40,752         30,635         32,455
                          ---------- ---------- ----------   ------------   ------------
GROSS PROFIT............      17,128     15,235     20,053         15,270         13,925
OPERATING EXPENSES:
  Distribution..........       2,961      2,471      3,392          2,440          2,632
  Selling, general and
   administrative.......       7,515     10,652     10,768          7,774          8,781
  Allocation from
   Neste................       1,529      2,026      1,610          1,324            --
                          ---------- ---------- ----------   ------------   ------------
INCOME FROM OPERATIONS..       5,123         86      4,283          3,732          2,512
OTHER INCOME............           1          1        --             --             --
                          ---------- ---------- ----------   ------------   ------------
INCOME BEFORE INCOME
 TAXES..................       5,124         87      4,283          3,732          2,512
PROVISION FOR INCOME
 TAXES..................       1,434         24      1,199          1,045            703
                          ---------- ---------- ----------   ------------   ------------
NET INCOME..............  $    3,690 $       63 $    3,084   $      2,687   $      1,809
                          ========== ========== ==========   ============   ============



   The accompanying notes are an integral part of these financial statements.

         NESTE OY POLYSTYRENE UPSTREAM BUSINESS IN PORVOO AND KOKEMAKI

                  STATEMENTS OF CHANGES IN OWNER'S INVESTMENT
                          (IN THOUSANDS OF US DOLLARS)

   BALANCE, January 1, 1994........................................... $ 39,522
     Net income.......................................................    3,690
     Contributions from Neste.........................................      932
                                                                       --------
   BALANCE, December 31, 1994......................................... $ 44,144
     Net income.......................................................       63
     Distributions to Neste...........................................   (2,107)
     Translation adjustment...........................................    1,436
                                                                       --------
   BALANCE, December 31, 1995.........................................   43,536
     Net income.......................................................    3,084
     Distributions to Neste...........................................  (10,170)
     Translation adjustment...........................................   (2,714)
                                                                       --------
   BALANCE, December 31, 1996.........................................   33,736
     Net income (unaudited)...........................................    1,809
     Contributions to Neste (unaudited)...............................   (2,547)
     Translation adjustment (unaudited)...............................      (48)
                                                                       --------
   BALANCE, September 30, 1997 (unaudited)............................ $ 32,950
                                                                       ========



   The accompanying notes are an integral part of these financial statements.

         NESTE OY POLYSTYRENE UPSTREAM BUSINESS IN PORVOO AND KOKEMAKI

                            STATEMENTS OF CASH FLOWS
                          (IN THOUSANDS OF US DOLLARS)

                                                               FOR THE NINE MONTH PERIOD
                           FOR THE YEAR ENDED DECEMBER 31,        ENDED SEPTEMBER 30,
                          -----------------------------------  ----------------------------
                             1994        1995        1996          1996            1997
                          ----------  ----------  -----------  ------------    ------------
                                                               (UNAUDITED)     (UNAUDITED)
CASH FLOWS FROM OPERAT-
 ING ACTIVITIES:
  Net income............  $    3,690  $       63  $     3,084    $      2,687    $      1,809
  Adjustments to
   reconcile net income
   to net cash provided
   by operating
   activities:
  Depreciation..........       2,141       2,455        1,975           1,506           1,286
  Changes in operating
   assets and liabili-
   ties--
   Accounts receivable..      (3,739)      4,016          648          (1,597)         (2,160)
   Inventories, net.....      (1,354)        306        4,704           5,288            (569)
   Prepaid expenses and
    other...............         --          (71)        (668)           (274)            182
   Accounts payable.....         541      (2,605)          80             751              51
   Accrued liabilities..        (587)        903          392             285            (193)
                          ----------  ----------  -----------    ------------    ------------
    Net cash provided by
     operating activi-
     ties...............         692       5,067       10,215           8,646             406
                          ----------  ----------  -----------    ------------    ------------
CASH FLOWS FROM INVEST-
 ING ACTIVITIES:
  Net purchases of
   property, plant,
   equipment and other
   assets...............      (1,517)     (3,081)        (699)            938           1,811
  Net (increase)
   decrease in share of
   common assets
   allocated by Neste...        (485)        121          695            (156)            378
                          ----------  ----------  -----------    ------------    ------------
    Net cash provided by
     (used in) investing
     activities.........      (2,002)     (2,960)          (4)            782           2,189
                          ----------  ----------  -----------    ------------    ------------
CASH FLOWS FROM FINANC-
 ING ACTIVITIES:
  Other.................         378         --           (41)             27             (48)
  Contributions from
   (distributions to)
   Neste................         932      (2,107)     (10,170)         (9,455)         (2,547)
                          ----------  ----------  -----------    ------------    ------------
    Net cash provided by
     (used in) financing
     activities.........       1,310      (2,107)     (10,211)         (9,428)         (2,595)
                          ----------  ----------  -----------    ------------    ------------
CASH, BEGINNING OF PERI-
 OD.....................         --          --           --              --              --
                          ----------  ----------  -----------    ------------    ------------
CASH, END OF PERIOD.....  $      --   $      --   $       --     $        --     $        --
                          ==========  ==========  ===========    ============    ============


   The accompanying notes are an integral part of these financial statements.

         NESTE OY POLYSTYRENE UPSTREAM BUSINESS IN PORVOO AND KOKEMAKI

                         NOTES TO FINANCIAL STATEMENTS
               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

(1) ORGANIZATION AND BASIS OF PRESENTATION:

 The Business Unit

  Neste Oy (Neste) is an international oil, exploration and production, energy and chemicals company, which is registered in Espoo, Finland and the shares of which are quoted on the Helsinki stock exchange. The Neste Oy Polystyrene Upstream Business in Porvoo and Kokemaki (the Company) has been an operating unit of the Neste Oy Chemicals division.

  The production and sales of the Company consist of polystryrene resins including expandable polystyrene (EPS), general purpose polystyrene (PS) and high-impact polystyrene (HIPS). EPS is manufactured in the Porvoo and Kokemaki plants and PS and HIPS are manufactured in the Porvoo plant. EPS is sold through Neste Oy Chemicals' European sales network mainly to construction applications and approximately 30% is sold for packaging uses. Approximately 70% of the PS and HIPS grades are sold in Finland through the Company's salespeople. The remainder of the PS and HIPS is sold by the Neste Oy Chemicals sales force.

  Neste is establishing a production base in St. Petersburg, Russia where exploratory marketing efforts have been underway since 1994, using products exported from Finland. The St. Petersburg plant started operations in the spring of 1997. These financial statements do not include the St. Petersburg conversion business.

 Basis of Presentation

  Neste Oy's records are maintained in accordance with Finnish law and reporting requirements. These financial statements have been converted from Finnish generally accepted accounting principles (GAAP) to U.S. GAAP.

  The financial statements of the Company include certain amounts that have been allocated to the Company by Neste Oy. These allocations include general and administrative expenses incurred at the Porvoo site, but do not include expenses incurred in the Espoo headquarters. The balance sheet includes a share of common facilities at the Porvoo site. The definition of common facilities and the method of allocating them has changed during 1997 such that these costs are invoiced, not allocated, directly to the Company. Management believes that the allocation methodologies used to allocate these costs and corresponding assets to the Company represent a reasonable basis for allocation. The amounts of the allocations have been shown as separate line items in the balance sheets and statements of operations in 1994, 1995 and 1996 and are included in selling, general and administrative in the nine month period ended September 30, 1997.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Fiscal year

  The fiscal year of the Company presented in the financial statements is the calendar year.

 Foreign Currency Translation

  The assets and liabilities of the Company, whose functional currency is other than the U.S. dollar, are translated into U.S. dollars at year end exchange rates. Revenues and expense accounts are translated using the weighted average exchange rate during the periods indicated. The functional currency of the Company is the Finnish markka and the exchange rates used were those quoted by the Bank of Finland. Translation gains and losses are not included in determining net income but are accumulated in a separate component of owner's investment, as is required by Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation."

         NESTE OY POLYSTYRENE UPSTREAM BUSINESS IN PORVOO AND KOKEMAKI

 Cash

  The Company is an operating unit of the Neste Oy Chemicals division, and participates in the cash pool of Neste Oy. All cash requirements of the Company have been funded out of this cash pool. As a result, the entity has no cash balances recorded on its books.

 Revenue Recognition

  Revenue is recognized when goods are shipped. Sales are recorded gross before cash and other discounts, which are deducted from the value of sales, when the customer fulfills the terms of trade agreed upon.

 Research and Development

  Research and development expenses are charged to operations as incurred. Total research and development expenses were approximately $859,000, $1,233,000, $1,206,000, $885,000 and $861,000 for the years ended December 31,
1994, 1995 and 1996 and the nine month periods ended September 30, 1996 and 1997, respectively.

 Use of Estimates

  The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

 Fair Value of Financial Instruments

  The fair value of financial instruments, including accounts receivable and accounts payable, approximate their recorded values due primarily to the short-term nature of their maturities.

(3) ACCOUNTS RECEIVABLE

  Accounts receivable include the following balances due from affiliated companies:

                                                                   SEPTEMBER 30,
                                                      1995   1996      1997
                                                     ------ ------ -------------
                                                                    (UNAUDITED)
                                                           (IN THOUSANDS)
   Isora Oy......................................... $  949 $  756    $  657
   Neste Cellplast AB...............................    691    380       475
   Neste Thermisol A/S..............................    417    175       243
                                                     ------ ------    ------
   Total............................................ $2,057 $1,311    $1,375
                                                     ====== ======    ======

(4) INVENTORIES

  Inventories are stated at the lower of cost (first-in, first-out) or market and consist of the following:

                                                                   SEPTEMBER 30,
                                                     1995    1996      1997
                                                    ------- ------ -------------
                                                                    (UNAUDITED)
                                                           (IN THOUSANDS)
   Raw materials................................... $ 5,130 $2,493    $3,734
   Work-in-progress................................     382    187       208
   Finished goods..................................   4,986  2,469     1,776
                                                    ------- ------    ------
     Total......................................... $10,498 $5,149    $5,718
                                                    ======= ======    ======

(5) PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment are recorded at cost. Expenditures for improvements that increase the values or extend the useful life are capitalized and maintenance repair costs are expensed as incurred. Depreciation is

         NESTE OY POLYSTYRENE UPSTREAM BUSINESS IN PORVOO AND KOKEMAKI recorded using the straight-line method over the useful lives of the respective assets, which range from 20 to 40 years for buildings, 5 to 20 years for machinery and equipment and 5 to 10 years for other property and equipment.

  The share of common facilities allocated from Neste has been shown as a separate line item, net of accumulated depreciation, in the balance sheets. In addition to an allocated share of common facilities it includes spare parts stored in a central stores location, but apportioned to the Company in the Neste Oy stock records. The amount of spare parts at December 31, 1995 was $565,000, at December 31, 1996 was $502,000, and at September 30, 1997 was
$419,000. Spare parts are expensed in the period they are needed and shipped to the various manufacturing facilities.

(6) ACCRUED LIABILITIES

  Accrued liabilities consists of the following:

                                                                   SEPTEMBER 30,
                                                     1995    1996      1997
                                                    ------  ------ -------------
                                                                    (UNAUDITED)
                                                          (IN THOUSANDS)
   Accrued holiday................................. $  764  $  839    $  540
   Payroll related items...........................    322     318       534
   Added value tax.................................    (88)     95       --
   Other...........................................     26     101        86
                                                    ------  ------    ------
     Total......................................... $1,024  $1,353    $1,160
                                                    ======  ======    ======

(7) PENSION COSTS

  The pensions of the Company personnel are covered by the Joint Pension Foundation of Neste Corporation (the Foundation) in accordance with the local laws and practices. The Foundation has been able to offer pension services at lower annual fees than the market prices of pension insurance companies. The compulsory deficit of the foundation is immaterial but has been provided for in the accounts of Neste Oy. Under Finnish GAAP the future salary increases have not been taken into account when calculating the pension liability. U.S. GAAP calculations have been prepared only for that part of pension liability that exceeds the normal pension liability stipulated by law. The calculations are at the level of total Neste Corporation only, and show that at December 31, 1996 the local method had resulted in a somewhat higher pension liability and somewhat higher annual pension cost than the U.S. GAAP method.

(8) INCOME TAXES

  The Company, having legally been part of Neste Oy, has been included in the tax return of Neste Oy. The tax in the statements of operations has been calculated by applying the general company tax rate of 28% to the income before income taxes. No possible tax losses, accelerated depreciation or other similar effects, which usually have been considered at the level of Neste Oy only, have been reflected in the calculations. Accordingly no deferred tax assets or liabilities have been recorded. All taxes are paid by the parent company.

(9) COMMITMENTS AND CONTINGENCIES

  The Company is a party to various legal actions arising in the ordinary course of its business. The liability, if any, associated with these matters will not have a material adverse effect upon financial condition, results of operations or cash flows of the Company.

  The Company is also subject to environmental regulations, including rules relating to air and water pollution and the storage and disposal of chemicals and waste. The Company believes it complies in all material respects with applicable laws.

  It has been Neste Oy's policy to not make use of leased assets except for minor office equipment.

         NESTE OY POLYSTYRENE UPSTREAM BUSINESS IN PORVOO AND KOKEMAKI

(10) SUBSEQUENT EVENT

  On October 15, 1997, Neste Oy, Isora Oy, Neste Cellplast AB and Neste Thermisol A/S sold certain EPS, PS and HIPS assets in Finland, Sweden and Denmark, which include the assets of the Company, to StyroChem Finland Oy, ThermiSol Finland Oy, ThermiSol Sweden AB and ThermiSol Denmark ApS and Radnor Holdings Corporation as parent and guarantor.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Isora Oy:
  We have audited the accompanying balance sheets of ISORA OY (a Finnish Joint Stock company) as of December 31, 1995 and 1996, and the related statements of operations, changes in stockholder's equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ISORA OY as of December 31, 1995 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles (see Note 1).

                                                             ARTHUR ANDERSEN OY
Helsinki, Finland
 September 5, 1997
 (except with respect to the matters discussed in Note 12, as to which the date is October 15, 1997).

                                    ISORA OY

                                 BALANCE SHEETS
                (IN THOUSANDS OF US DOLLARS, EXCEPT SHARE DATA)

                           DECEMBER 31, DECEMBER 31, SEPTEMBER 30,
                               1995         1996         1997
                           ------------ ------------ -------------
                                                      (UNAUDITED)
          ASSETS
          ------
CURRENT ASSETS:
  Cash....................   $ 3,182      $ 4,863       $ 4,241
  Accounts receivable.....     1,708        1,311         2,462
  Inventories, net........     1,495        1,383         1,311
  Prepaid expenses and
   other..................       378          199           208
  Loans to Neste Oy and
   affiliates.............     2,960        2,048         1,086
                             -------      -------       -------
                               9,723        9,804         9,308
                             -------      -------       -------
PROPERTY, PLANT AND
 EQUIPMENT, at cost:
  Machinery and
   equipment..............     8,470        8,133         7,213
  Less accumulated
   depreciation...........    (3,068)      (3,887)       (3,758)
                             -------      -------       -------
                               5,402        4,246         3,455
                             -------      -------       -------
OTHER ASSETS..............       330          236           195
                             -------      -------       -------
                             $15,455      $14,286       $12,958
                             =======      =======       =======
     LIABILITIES AND
   STOCKHOLDER'S EQUITY
   --------------------
CURRENT LIABILITIES:
  Accounts payable........   $ 1,656      $ 2,220       $ 1,227
  Accrued liabilities.....     1,048        1,260         2,337
  Loans from credit
   institutions...........        23           95           --
                             -------      -------       -------
                               2,727        3,575         3,564
                             -------      -------       -------
LONG-TERM LIABILITIES.....     3,597        1,818           990
COMMITMENTS AND
 CONTINGENCIES (Note 10)
STOCKHOLDER'S EQUITY
  Common stock............     3,858        3,858         3,858
  Retained earnings.......     4,531        4,859         5,490
  Cumulative translation
   adjustment.............       742          176          (944)
                             -------      -------       -------
                               9,131        8,893         8,404
                             -------      -------       -------
                             $15,455      $14,286       $12,958
                             =======      =======       =======


   The accompanying notes are an integral part of these financial statements.

                                    ISORA OY

                            STATEMENTS OF OPERATIONS
                          (IN THOUSANDS OF US DOLLARS)

                           FOR THE YEAR ENDED      FOR THE NINE MONTH PERIOD
                              DECEMBER 31,            ENDED SEPTEMBER 30,
                         ------------------------- ---------------------------
                          1994     1995     1996       1996           1997
                         -------  -------  ------- ------------   ------------
                                                   (UNAUDITED)    (UNAUDITED)
NET SALES............... $15,823  $20,561  $19,298   $     14,392   $     13,759
COST OF GOODS SOLD......  12,484   16,800   14,960         10,406          9,842
                         -------  -------  -------   ------------   ------------
GROSS PROFIT............   3,339    3,761    4,338          3,986          3,917
OPERATING EXPENSES:
  Distribution..........     730      841      938            682            664
  Selling, general and
   administrative.......   3,069    3,567    3,336          2,861          2,692
                         -------  -------  -------   ------------   ------------
INCOME (LOSS) FROM
 OPERATIONS.............    (460)    (647)      64            443            561
OTHER INCOME............      32      637      112             58             70
                         -------  -------  -------   ------------   ------------
INCOME (LOSS) BEFORE
 INCOME TAXES...........    (428)     (10)     176            501            631
(PROVISION) BENEFIT FOR
 INCOME TAXES...........     (63)     (17)     152            113            --
                         -------  -------  -------   ------------   ------------
NET INCOME (LOSS)....... $  (491) $   (27) $   328   $        614   $        631
                         =======  =======  =======   ============   ============


   The accompanying notes are an integral part of these financial statements.

                                    ISORA OY

                 STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
                (IN THOUSANDS OF US DOLLARS, EXCEPT SHARE DATA)

                                     COMMON STOCK           CUMULATIVE
                                     ------------- RETAINED TRANSLATION
                                     SHARES AMOUNT EARNINGS ADJUSTMENT  TOTAL
                                     ------ ------ -------- ----------- ------
BALANCE, January 1, 1994............ 18,300 $3,858  $4,744    $    18   $8,620
  Net loss..........................    --     --     (491)       --
  Group contribution................    --     --      305        --
  Translation adjustment............    --     --      --         (18)
                                     ------ ------  ------    -------
BALANCE, December 31, 1994.......... 18,300  3,858   4,558        --     8,416
  Net loss..........................    --     --      (27)       --
  Translation adjustment............    --     --      --         742
                                     ------ ------  ------    -------
BALANCE, December 31, 1995.......... 18,300  3,858   4,531        742    9,131
  Net income........................    --     --      328        --
  Translation adjustment............    --     --      --        (566)
                                     ------ ------  ------    -------
BALANCE, December 31, 1996.......... 18,300  3,858   4,859        176    8,893
  Net income (unaudited)............    --     --      631        --
  Translation adjustment
   (unaudited)......................    --     --      --      (1,120)
                                     ------ ------  ------    -------
BALANCE, September 30, 1997
 (unaudited)........................ 18,300 $3,858  $5,490    $  (944)  $8,404
                                     ====== ======  ======    =======   ======


   The accompanying notes are an integral part of these financial statements.

                                    ISORA OY

                            STATEMENTS OF CASH FLOWS

                          (IN THOUSANDS OF US DOLLARS)

                                                         FOR THE NINE MONTH
                                FOR THE YEAR ENDED          PERIOD ENDED
                                   DECEMBER 31,             SEPTEMBER 30,
                               -----------------------  ----------------------
                                1994    1995    1996       1996        1997
                               ------  ------  -------  ----------  ----------
                                                        (UNAUDITED) (UNAUDITED)
CASH FLOWS FROM OPERATING
 ACTIVITIES:
  Net income(loss)............ $ (491) $  (27) $   328   $   614     $   631
  Adjustments to reconcile net
   income (loss) to net cash
   provided by (used in)
   operating activities:
   Depreciation...............    658     575    1,101       828         353
   Other......................     50       1      (19)                    1
   Changes in operating assets
    and liabilities:
    Accounts receivable.......   (286)    476      293    (1,543)     (1,314)
    Inventories, net..........   (935)  1,134       20       (20)       (100)
    Loans, prepaid expenses
     and other................    500   1,325      887       305         674
    Accounts payable..........    677    (934)     665       242        (718)
    Loans from credit
     institutions and accrued
     liabilities..............   (399)   (154)     349       505       1,150
    Other assets..............      2      (9)               (11)         11
                               ------  ------  -------   -------     -------
     Net cash (used in)
      provided by operating
      activities..............   (224)  2,387    3,624       920         688
                               ------  ------  -------   -------     -------
CASH FLOWS FROM INVESTING
 ACTIVITIES:
  Net purchases of property,
   plant and equipment........   (589)   (293)    (190)     (114)        (88)
                               ------  ------  -------   -------     -------
     Net cash used in
      investing activites.....   (589)   (293)    (190)     (114)        (88)
                               ------  ------  -------   -------     -------
CASH FLOWS FROM FINANCING
 ACTIVITIES:
     Group contribution.......    305      --       --        --          --
     Long-term liabilities....   (191)    (95)  (1,557)      (33)       (603)
                               ------  ------  -------   -------     -------
     Net cash provided by
      (used in) financing
      activities..............    114     (95)  (1,557)      (33)       (603)
                               ------  ------  -------   -------     -------
Translation effect on cash....     --      95     (196)     (142)       (619)
                               ------  ------  -------   -------     -------
CASH, BEGINNING OF PERIOD.....  1,787   1,088    3,182     3,182       4,863
                               ------  ------  -------   -------     -------
CASH, END OF PERIOD........... $1,088  $3,182  $ 4,863   $ 3,813     $ 4,241
                               ======  ======  =======   =======     =======


   The accompanying notes are an integral part of these financial statements.

                                   ISORA OY

                         NOTES TO FINANCIAL STATEMENTS
               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

(1) ORGANIZATION AND BASIS OF PRESENTATION:

 The Business Unit

  Isora Oy (the Company) is a Finnish Joint Stock company 100% owned by Neste
Oy.

  Isora has three production sites--Nurmijarvi, Vammala and Pietarsaari. Nurmijarvi is an almost fully automated site for standard insulation products. Vammala produces standard as well as special products. Pietarsaari, located on the northwest coast, covers the northern region. In addition to its EPS conversion business, Isora also produces and markets patented EPS sandwich elements for a broad range of construction applications. Sales are carried out through Isora's sales organization located at the three sites.

  Neste is establishing a production base in St. Petersburg, Russia where exploratory marketing efforts have been underway since 1994, using products exported from Finland. The plant started operations in spring 1997. These statements do not include any part of the St. Petersburg conversion business.

 Basis of Presentation

  Isora Oy's records are maintained in accordance with Finnish law and reporting requirements. These financial statements have been converted from Finnish generally accepted accounting principles (GAAP) to U.S. GAAP.

  The following adjustments have been made to Finnish GAAP amounts to comply with U.S. GAAP requirements:

  . Voluntary provisions (difference between fiscal depreciation and the planned depreciation) have been transferred to stockholder's equity. Deferred tax at 28% has been deduced from the difference and added to long-term liabilities. The change of deferred tax is included in the statements of operations (provision for income taxes). The Company has accumulated tax losses from fiscal years 1992 and 1994, which can be deducted from future taxable profits. Deferred tax on accumulated tax losses has not been calculated as the effect on income of 1994 is not material.

  . Obligatory provisions have been classified as long term liabilities.

  . In 1994 Neste Oy paid a group contribution of $305,000 to Isora Oy. In these statements the amount has been reflected as a capital contribution, so that it has no effect on the income of 1994.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Fiscal year

  The fiscal year of the Company presented in the financial statements is the calendar year.

 Foreign Currency Translation

  The assets and liabilities of the Company, whose functional currency is other than the U.S. dollar, are translated into U.S. dollars at year end exchange rates. Revenues and expense accounts are translated using the weighted average exchange rate during the periods. The functional currency of the Company is the Finnish markka and the exchange rates used were those quoted by the Bank of Finland. Translation gains and losses are not included in determining net income but are accumulated in a separate component of owner's investment, as is required by Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation."

                                   ISORA OY

 Revenue Recognition

  Revenue is recognized when goods are shipped. Sales are recorded gross before cash and other discounts, which are deducted from the value of sales, when the customer fulfils the terms of trade agreed upon.

Use of Estimates

  The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

 Fair Value of Financial Instruments

  The fair value of financial instruments, including accounts receivables and accounts payable, approximate their recorded values due primarily to the short-term nature of their maturities.

(3) INVENTORIES

  Inventories are stated at the lower of cost (first-in, first-out) or market and consist of the following:

                                                         (IN THOUSANDS)
                                                --------------------------------
                                                 1995   1996  SEPTEMBER 30, 1997
                                                ------ ------ ------------------
                                                                 (UNAUDITED)
   Raw materials............................... $  915 $1,086       $  968
   Work-in-progress............................    247    149          194
   Finished goods..............................    333    148          149
                                                ------ ------       ------
   Total....................................... $1,495 $1,383       $1,311
                                                ====== ======       ======

(4) PROPERTY PLANT AND EQUIPMENT

  Property, plant and equipment are recorded at cost. Expenditures for improvements that increase the values or extend the useful life are capitalized and maintenance repair costs are expensed as incurred. Depreciation is recorded using the straight-line method over the useful lives of the respective assets, which is 15 years for machinery and equipment and 5 years for other capitalized expenditures.

(5) OTHER ASSETS

  Other assets consist of the following:

                                                         (IN THOUSANDS)
                                                 ------------------------------
                                                 1995  1996  SEPTEMBER 30, 1997
                                                 ----- ----- ------------------
                                                                (UNAUDITED)
   Intangible rights............................ $  17 $  19        $ 17
   Other capitalized expenditures...............   155    82          60
   Shares in housing and other corporations.....   158   135         118
                                                 ----- -----        ----
   Total........................................ $ 330 $ 236        $195
                                                 ===== =====        ====

                                   ISORA OY

(6) ACCRUED LIABILITIES

  Accrued liabilities consist of the following:

                                                      (IN THOUSANDS)
                                            ----------------------------------
                                             1995    1996   SEPTEMBER 30, 1997
                                            ------- ------- ------------------
                                                               (UNAUDITED)
   Unpaid rent to Neste.................... $    -- $   672       $  442
   Provision for holiday payment...........     441     377          225
   Other accrued liabilities...............     607     211        1,670
                                            ------- -------       ------
   Total................................... $ 1,048 $ 1,260       $2,337
                                            ======= =======       ======

(7) LONG-TERM LIABILITIES

  Long-term liabilities consist of the following:

                                                      (IN THOUSANDS)
                                            ----------------------------------
                                             1995    1996   SEPTEMBER 30, 1997
                                            ------- ------- ------------------
                                                               (UNAUDITED)
   Loans from pension institutions......... $ 2,128 $   756       $   38
   Other non-current liabilities...........      69      43          121
   Difference between fiscal and planned
    depreciation...........................   1,032     835          725
   Obligatory provisions...................     368     184          106
                                            ------- -------       ------
   Total................................... $ 3,597 $ 1,818       $  990
                                            ======= =======       ======

(8) PENSION COSTS

  The pensions of the personnel have been covered by the Joint Pension Foundation of Neste Corporation in line with the local laws and practices. The foundation has been able to offer pension services at lower annual fees than the market prices of pension insurance companies. The compulsory deficit of the foundation, which is immaterial, has been provided for in the accounts of the company. In Finnish GAAP the future salary increases have not been taken into account when calculating the pension liability. U.S. GAAP calculations have been prepared only for that part of pension liability that exceeds the normal pension liability stipulated by law. The calculations are at the level of total Neste Corporation only, and show, that at December 31, 1996 the local method had resulted in a somewhat higher pension liability and somewhat higher annual pension cost than the U.S. GAAP method.

(9) INCOME TAXES

  The tax in the statements of operations has been calculated by applying the general company tax rate of 28% to the income before taxes (according to Finnish GAAP). Deferred taxes on the differences between the fiscal and planned depreciation has been added.

(10) COMMITMENTS AND CONTINGENCIES

  The Company is a party to various legal actions arising in the ordinary course of its business. The liability, if any, associated with these matters will not have a material adverse effect upon financial condition, results of operations or cash flows of the Company.

  The Company is also subject to environmental regulations, including rules relating to air and water pollution and the storage and disposal of chemicals and waste. The Company believes it complies in all material respects with applicable laws.

                                   ISORA OY

  The land and buildings in Vammala and Nurmijarvi are owned by Neste Oy and rented to the Company under two separate rental agreements. The annual rent of the Vammala agreement is $480,000. The rental payment can be renegotiated annually in February. The Nurmijarvi agreement is similar to the Vammala agreement. The annual rent is $144,000. The right to rent the property cannot, however be transferred to a third party without the consent of the lessor. The Pietarsaari production facilities have been rented from a third party at an annual rent of $65,000. The rental period ends 12th of April 2000, but notice can be given by both parties any time upon six months notice. The contract includes an option to buy the land and buildings at a price offered by a third party. The contract cannot be transferred to a third party without the consent of the lessor.

(11) RELATED PARTY TRANSACTIONS:

  The Company had accounts receivable from Neste Oy of $125,000, $81,000 and $69,000 at December 31, 1995 and 1996 and September 30, 1997, respectively. Additionally, the Company had accounts payable to Neste Oy and Neste Cellplast AB of $952,000 and $46,000 at December 31, 1995, $907,000 and $44,000 at
December 31, 1996 and $613,000 and $0 at September 30, 1997.

(12) SUBSEQUENT EVENT:

  On October 15, 1997, Neste Oy, Isora Oy, Neste Cellplast AB and Neste Thermisol A/S sold certain EPS, PS and HIPS assets in Finland, Sweden and Denmark, which include the assets of the Company, to StyroChem Finland Oy, ThermiSol Finland Oy, ThermiSol Sweden AB and ThermiSol Denmark ApS and Radnor Holdings Corporation as parent and guarantor.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Neste Cellplast AB:

  We have audited the accompanying balance sheet of NESTE CELLPLAST AB (a Swedish Corporation and subsidiary of Neste Sverige AB) as of December 31, 1996, and the related statements of operations, changes in stockholders' equity and cash flows for the year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NESTE CELLPLAST AB as of December 31, 1996, and the results of its operations and its cash flows for the year ended December 31, 1996, in conformity with generally accepted accounting principles (see Note 2).

  The financial statements of Neste Cellplast AB for the two years ended December 31, 1994 and 1995 were audited by other auditors whose reports dated February 17, 1995 and February 21, 1996, respectively, expressed unqualified opinions on these statements. The opinion of such auditors, however, does not cover the restatement of those financial statements as described in Note 2.

  We have also audited the adjustments described in Note 2 that were applied to restate the December 31, 1994 and December 31, 1995 financial statements. In our opinion, such adjustments are appropriate and have been properly applied.

                                                             ARTHUR ANDERSEN AB
Stockholm, Sweden
 September 12, 1997
 (except with respect to the matters discussed in Note 10, as to which the date is October 15, 1997).

                                                ORGANISATION NUMBER: 556190-3419

                     AUDITORS' REPORT ON NESTE CELLPLAST AB

  We have examined the annual report, the accounting records and the administration by the Board of Directors and the Managing Director for the financial year 1995. The examination was made in accordance with generally accepted auditing standards.

  The accounts have been prepared in conformity with the Swedish Companies Act.

  We recommend,

    that the Income Statement and the Balance Sheet be adopted,

    that the profit be disposed as proposed in the administration report and that the members of the Board of Directors and the Managing Director be discharged from personal liability for the fiscal year.

1996-02-21

Ohrlings Coopers & Lybrand AB

                                               ORGANISATION NUMBER: 556190-3419

                AUDITORS' REPORT ON NESTE CELLPLAST AKTIEBOLAG

  We have examined the annual report, the accounting records and the administration by the Board of Directors and the Managing Director for the financial year 1994. The examination was made in accordance with generally accepted auditing standards.

  The accounts have been prepared in conformity with the Swedish Companies
Act.

  We recommend,

    that the Income Statement and the Balance Sheet be adopted,

    that the profit be disposed as proposed in the administration report and that the members of the Board of Directors and the Managing Director be discharged from personal liability for the fiscal year.

1995-02-17

Ohrlings Reveko AB

                               NESTE CELLPLAST AB

                                 BALANCE SHEETS
                (IN THOUSANDS OF US DOLLARS, EXCEPT SHARE DATA)

                                         DECEMBER 31, DECEMBER 31, SEPTEMBER 30,
                                             1995         1996         1997
                                         ------------ ------------ -------------
                                                                    (UNAUDITED)
                ASSETS
                ------
CURRENT ASSETS
  Cash.................................    $ 1,029      $ 2,631       $ 1,636
  Accounts receivable, net.............      1,159          727         1,372
  Inventories, net.....................        489          439           505
  Prepaid expenses and other current
   assets..............................        651          122           199
                                           -------      -------       -------
                                             3,328        3,919         3,712
                                           -------      -------       -------
PROPERTY, PLANT AND EQUIPMENT, at cost:
  Land.................................         11           11            10
  Buildings and improvements...........        973          946           856
  Machinery and equipment..............      4,478        4,546         4,202
                                           -------      -------       -------
                                             5,462        5,503         5,068
  Less--accumulated depreciation.......     (4,789)      (4,869)       (4,557)
                                           -------      -------       -------
                                               673          634           511
                                           -------      -------       -------
TOTAL ASSETS...........................    $ 4,001      $ 4,553       $ 4,223
                                           =======      =======       =======
 LIABILITIES AND STOCKHOLDERS' EQUITY
 ------------------------------------
CURRENTS LIABILITIES
  Accounts payable.....................    $   933      $ 1,748       $ 1,381
  Accrued liabilities..................        383          489           493
  Other current liabilities............        333           60           221
                                           -------      -------       -------
                                             1,649        2,297         2,095
                                           -------      -------       -------
DEFERRED TAX LIABILITY.................         61           51            36
                                           -------      -------       -------
COMMITMENTS AND CONTINGENCIES (Note 7)
STOCKHOLDERS' EQUITY
  Share capital, 67,000 shares of nom.
   SEK 100 each........................        804          804           804
  Retained earnings....................      1,130        1,131         1,228
  Cumulative translation adjustment....        357          270            60
                                           -------      -------       -------
    Total stockholders' equity.........      2,291        2,205         2,092
                                           -------      -------       -------
TOTAL STOCKHOLDERS' EQUITY AND
LIABILITIES............................    $ 4,001      $ 4,553       $ 4,223
                                           =======      =======       =======

   The accompanying notes are an integral part of these financial statements.

                               NESTE CELLPLAST AB

                            STATEMENTS OF OPERATIONS

                          (IN THOUSANDS OF US DOLLARS)

                                                         FOR THE NINE MONTH
                              FOR THE YEAR ENDED            PERIOD ENDED
                                 DECEMBER 31,               SEPTEMBER 30,
                            -------------------------  -----------------------
                             1994     1995     1996       1996        1997
                            -------  -------  -------  ----------- -----------
                                                       (UNAUDITED) (UNAUDITED)
NET SALES.................. $ 8,961  $10,072  $10,319    $ 7,715     $ 7,275
COST OF GOODS SOLD.........  (6,251)  (7,810)  (6,904)    (5,013)     (4,685)
                            -------  -------  -------    -------     -------
GROSS PROFIT...............   2,710    2,262    3,415      2,702       2,590
OPERATING EXPENSES:
  Distribution.............    (736)    (766)    (870)      (705)       (801)
  Selling, general and
   administrative..........  (1,236)  (1,253)  (1,725)    (1,104)     (1,108)
                            -------  -------  -------    -------     -------
                             (1,972)  (2,019)  (2,595)    (1,809)     (1,909)
                            -------  -------  -------    -------     -------
INCOME FROM OPERATIONS.....     738      243      820        893         681
OTHER INCOME:
  Interest income, net.....      23       74       80         61          37
                            -------  -------  -------    -------     -------
INCOME FROM CONTINUING
 OPERATIONS BEFORE INCOME
 TAXES.....................     761      317      900        954         718
  Current income tax
   provision...............      (2)      (6)      (4)        (4)          8
  Deferred income tax
   benefit.................      39        2        8          6          10
                            -------  -------  -------    -------     -------
NET INCOME................. $   798  $   313  $   904    $   956     $   736
                            =======  =======  =======    =======     =======


   The accompanying notes are an integral part of these financial statements.

                               NESTE CELLPLAST AB

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                (IN THOUSANDS OF US DOLLARS, EXCEPT SHARE DATA)

                                     COMMON STOCK           CUMULATIVE
                                     ------------- RETAINED TRANSLATION
                                     SHARES AMOUNT EARNINGS ADJUSTMENT  TOTAL
                                     ------ ------ -------- ----------- ------
BALANCE, January 1, 1994............ 67,000  $804   $1,244     $(127)   $1,921
  Net income........................     --    --      798        --
  Group contribution................     --    --     (895)       --
  Translation Adjustment............     --    --       --       221
                                     ------  ----   ------     -----
BALANCE, December 31, 1994.......... 67,000   804    1,147        94     2,045
  Net income........................     --    --      313        --
  Group contribution................     --    --     (330)       --
  Translation Adjustment............     --    --       --       263
                                     ------  ----   ------     -----
BALANCE, December 31, 1995.......... 67,000   804    1,130       357     2,291
  Net income........................                   904
  Group contribution................                  (903)
  Translation Adjustment............     --    --       --       (87)
                                     ------  ----   ------     -----
BALANCE, December 31, 1996.......... 67,000   804    1,131       270     2,205
  Net income (unaudited)............                   736
  Group contribution (unaudited)....                  (639)
  Translation Adjustment
   (unaudited)......................     --    --       --      (210)
                                     ------  ----   ------     -----
BALANCE, September 30, 1997
 (unaudited)........................ 67,000  $804   $1,228     $  60    $2,092
                                     ======  ====   ======     =====    ======


   The accompanying notes are an integral part of these financial statements.

                               NESTE CELLPLAST AB

                            STATEMENTS OF CASH FLOWS
                          (IN THOUSANDS OF US DOLLARS)

                                                             FOR THE NINE
                                   FOR THE YEAR              MONTH PERIOD
                                ENDED DECEMBER 31,        ENDED SEPTEMBER 30,
                              ------------------------  -----------------------
                               1994     1995    1996       1996        1997
                              -------  ------  -------  ----------- -----------
                                                        (UNAUDITED) (UNAUDITED)
CASH FLOWS FROM OPERATING
 ACTIVITIES
  Net income................. $   798  $  313  $   904    $  956      $  736
  Adjustments to reconcile
   net income to net cash
   provided by (used in)
   operating activities:
   Depreciation..............     336     205      233       167         164
   Changes in operating
    assets and liabilities
    Accounts receivable......    (246)   (296)     432      (440)       (645)
    Inventories..............    (255)    112       50      (107)        (67)
    Prepaid expense and
     other...................     673     204      529       441         (76)
    Accounts payable.........     423    (275)     815       325        (367)
    Accrued liabilities and
     other liabilities.......      22     270     (177)      203         150
                              -------  ------  -------    ------      ------
     Net cash provided by
      (used in) operating
      activities.............   1,751     533    2,786     1,545        (105)
                              -------  ------  -------    ------      ------
CASH FLOWS FROM INVESTING
 ACTIVITIES
  Capital expenditures.......    (110)   (331)    (212)      (97)       (115)
  Group contribution.........    (895)   (330)    (903)     (716)       (639)
                              -------  ------  -------    ------      ------
     Net cash used in
      investing activities...  (1,005)   (661)  (1,115)     (813)       (754)
                              -------  ------  -------    ------      ------
CASH FLOWS FROM FINANCING
 ACTIVITIES
  Payments of bank loans.....    (127)   (142)     --        --          --
                              -------  ------  -------    ------      ------
     Net cash used in
      financing activities...    (127)   (142)     --        --          --
                              -------  ------  -------    ------      ------
  Translation effect on
   cash......................     153     198      (69)      (21)       (136)
                              -------  ------  -------    ------      ------
NET INCREASE (DECREASE) IN
 CASH........................     772     (72)   1,602       711        (995)
CASH, beginning of period....     329   1,101    1,029     1,029       2,631
                              -------  ------  -------    ------      ------
CASH, end of period.......... $ 1,101  $1,029  $ 2,631    $1,740      $1,636
                              =======  ======  =======    ======      ======


   The accompanying notes are an integral part of these financial statements.

                              NESTE CELLPLAST AB

                         NOTES TO FINANCIAL STATEMENTS

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

(1) ORGANIZATION

 The Company

  Neste Cellplast AB (the Company), a Swedish company, is owned by Neste Sverige AB (91%) and Gullfiber AB (9%). Neste Sverige AB is a wholly owned subsidiary of the Finnish oil-chemistry and energy company, Neste Oy. The Company carries on thermisol manufacturing for insulation purposes in the building and packaging industry. The Company has two manufacturing plants, one in Norrtalje, and one in Vargarda. The Company's headquarters are located in Norrtalje.

 Intercompany transaction

  For 1995 and 1996 91% and 89%, respectively, of total purchases were made from other group companies, and 1% and 0%, respectively, of total sales were made to group companies.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of presentation

  The Company's records are maintained in accordance with Swedish laws and reporting requirements. These financial statements have been prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP") and have been translated into U.S. dollars.

  For Swedish statutory reporting purposes, operating expenses in the statement of operations include cost of goods sold, distribution cost and selling, general and administration costs. For U.S. GAAP purposes these costs have been separated.

 Foreign currency translation

  The functional currency for the Company's operations is Swedish krona. The translation from Swedish krona to U.S. dollars is performed for the balance sheet accounts using the exchange rates in effect at the balance sheet date and for revenue and expense accounts using a weighted average exchange rate during the period. Translation gains and losses are not included in determining net income but are accumulated in a separate component of stockholders' equity, as is required by Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation."

 Contributions to Neste Sverige AB

  The Company has given group contribution to Neste Sverige AB during each of the three years ended December 31, 1994, 1995 and 1996. Group contributions are principally made to transfer taxable income from one group entity with the objective of reducing the group's total current tax expenses. These contributions lead to a taxable income for the recipient and a taxable expense for the donor. The Company's annual current tax expense has therefore been impacted by the group contributions. Since the contributions are permanent differences for tax purposes, no deferred tax accounting related to group contribution has been made.

  For Swedish statutory reporting purposes, group contributions are accounted for as an appropriation in the statement of operations. This accounting methodology is utilized primarily to obtain an agreement between a company's financial statement income and taxable income. Group contributions are thus not related to a company's operations. For U.S. GAAP purposes, group contributions provided have been treated as a transfer from stockholders' equity.

                              NESTE CELLPLAST AB

 Cash

  Cash is deposited on a group account held by the Swedish parent company Neste Sverige AB. The Company has access to these accounts. For Swedish statutory purposes these liquid funds are disclosed as a short-term receivable from the parent company. For U.S. GAAP purposes the item is restated to cash.

 Revenue Recognition

  Revenue is recognized when goods are shipped.

 Use of Estimates

  The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

 Fair Value of Financial Instruments

  The fair value of financial instruments is determined by reference to various market data and other valuation techniques, as appropriate. Unless otherwise disclosed, the fair value of financial instruments, including accounts receivable and accounts payable, approximate their recorded values due primarily to the short-term nature of their maturities.

(3) INVENTORY

  Inventories are valued at the lower of cost (first-in, first-out) or market. Provision for obsolescence has been calculated based on review of individual items. Inventories at December 31, 1995 and 1996, and for the nine month period ended September 30, 1997 consist of the following items:

                                                             (IN THOUSANDS)
                                                         -----------------------
                                                                   SEPTEMBER 30,
                                                         1995 1996     1997
                                                         ---- ---- -------------
                                                                    (UNAUDITED)
Raw material............................................ $199 $171     $201
Work in progress........................................   87   72       86
Finished goods..........................................  203  196      218
                                                         ---- ----     ----
  Total................................................. $489 $439     $505
                                                         ==== ====     ====

  The Company purchases most of its raw material from Neste Oy in Finland. The prices are based on market prices of polystyrene, the primal component of thermisol products.

(4) PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment are recorded at cost and depreciated using the straight-line method with estimated lives ranging as follows:

   Land................................................................     None
   Land improvements................................................... 27 years
   Buildings........................................................... 20 years
   Equipment...........................................................  5 years

                              NESTE CELLPLAST AB

(5) PROVISION FOR PENSION LIABILITIES

  Providing for future pension liabilities, two main systems are used in Sweden. One where actuarially computed premiums are currently paid to an independent pension insurance company, and the other where an independent body computes the actuarial liability for unfunded pensions which a company has to include among long-term liabilities (the book reserve method).

  When a company uses the method by paying premiums to an insurance company there is no remaining risk or cost to the company for benefits earned to date once the premium is paid. It is only benefits financed by the book reserve method that has to be actuarially valued according to FAS 87.

  The Company is paying a fixed premium to a Swedish independent insurance company, SPP. The Company has therefore no pension liability to provide for and no restatement is to be made according to FAS 87.

(6) INCOME TAXES

  Deferred income taxes are provided under the asset and liability method. This method requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this period, deferred income taxes are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. Income tax expense consists of the Company's current liability for income taxes and the change in the Company's deferred tax assets and liabilities.

  The provision for income taxes varies from the amount of income tax determined by applying the applicable domestic statutory tax rate to pre-tax income as a result of the following:

                                                              1995   1996   1997
                                                              ----   ----   ----
   Statutory tax rate........................................  28%    28%    28%
   Group contribution........................................ (26)%  (27)%  (27)%
   Other..................................................... --      (1)%   (1)%
                                                              ---    ---    ---
   Effective tax rate........................................   2%     0%     0%
                                                              ===    ===    ===

(7) COMMITMENTS AND CONTINGENCIES

 Patent dispute with Sundolitt AB

  The Company is involved in a patent dispute with Sundolitt AB, a Swedish competitor. In 1991, Sundolitt commenced a patent infringement for the product "Makribbdack". In 1995, the Swedish Patent and Registration Office accorded another patent for the product to Sundolitt AB. In November 1995, Sundolitt AB claimed damages of $110,000. The Company filed an objection towards the patent to the Swedish Patent and Registration Office in June 1997. The dispute is expected to be settled in 1997. If the Company loses the dispute, they are to pay $110,000 in damages to Sundolitt AB.

  The Company is a party to various legal actions arising in the ordinary course of its business. The liability, if any, associated with these matters will not have a material adverse effect upon financial condition, results of operations or cash flows of the Company.

                              NESTE CELLPLAST AB

  The Company is also subject to environmental regulations, including rules relating to air and water pollution and the storage and disposal of chemicals and waste. The Company believes it complies in all material respects with applicable laws.

(8) EMPLOYEE BENEFIT PLAN:

  The Company has a profit sharing plan, which covers all employees. The Company will pay the employees a total annual bonus amounting to 10% of income after depreciation. The profit sharing plan exists on a voluntary basis and the management is free to abolish the plan from one year to another. The board of directors has decided that a bonus will be paid to the employees according to the plan in 1997. The bonus amounted to $82,000, $29,000 and $38,000 in 1996, 1995 and 1994, respectively. The amount for 1997 has not yet been decided upon.

(9) RESTRICTIONS ON RETAINED EARNINGS

  Retained earnings available for dividends are based upon statutory financial statements. Under the provisions of the Swedish Companies Act a legal reserve must be established in an amount equal to 20% of the share capital. This reserve is established by appropriating 10% of the statutory net income each year until the prescribed amount has been appropriated. The legal reserve may be used to absorb deficit, but usually may not be distributed as dividends.

  Retained earnings available for dividends were $905,000 at December 31, 1996.

(10) SUBSEQUENT EVENTS:

  On October 15, 1997, Neste Oy, Isora Oy, Neste Cellplast AB and Neste Thermisol A/S sold certain EPS, PS and HIPS assets in Finland, Sweden and Denmark, which include the assets of the Company, to StyroChem Finland Oy, ThermiSol Finland Oy, ThermiSol Sweden AB and ThermiSol Denmark ApS and Radnor Holdings Corporation as parent and guarantor.

  On October 15, 1997, the minority interest of Gullfiber AB was acquired by Neste Sverige AB.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Neste Thermisol A/S:

  We have audited the accompanying balance sheets of NESTE THERMISOL A/S as of December 31, 1995 and 1996, and the related statements of operations, changes in shareholder's equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NESTE Thermisol A/S as of December 31, 1995 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles (see Note 1).

                                                                ARTHUR ANDERSEN
Arhus, Denmark
 August 29, 1997
 (except with respect to the matters discussed in Note 8, as to which the date is October 15, 1997).

                              NESTE THERMISOL A/S

                                 BALANCE SHEETS
               (IN THOUSANDS OF US DOLLARS, EXCEPT SHARE AMOUNTS)

                                        DECEMBER 31, DECEMBER 31, SEPTEMBER 30,
                                            1995         1996         1997
                                        ------------ ------------ -------------
                                                                   (UNAUDITED)
                ASSETS
CURRENT ASSETS:
  Cash and equivalents.................   $   787      $   872       $   720
  Accounts receivable..................       403          327           575
  Inventories, net.....................       481          242           332
  Prepaid expenses and other...........       174           32            71
                                          -------      -------       -------
                                            1,845        1,473         1,698
                                          -------      -------       -------
PROPERTY, PLANT AND EQUIPMENT:
  Land and improvements................       207          193           170
  Buildings and improvements...........     2,076        1,979         1,747
  Machinery and equipment..............     2,920        2,864         2,452
                                          -------      -------       -------
                                            5,203        5,036         4,369
  Less accumulated depreciation........    (1,758)      (1,936)       (1,800)
                                          -------      -------       -------
    Total fixed assets.................     3,445        3,100         2,569
                                          -------      -------       -------
                                          $ 5,290      $ 4,573       $ 4,267
                                          =======      =======       =======
  LIABILITIES AND OWNER'S INVESTMENT
CURRENT LIABILITIES:
  Accounts payable.....................   $   652      $   439       $   501
  Accrued liabilities..................     1,248        1,280           875
                                          -------      -------       -------
                                            1,900        1,719         1,376
OTHER LONG-TERM LIABILITIES............     2,073        1,710         1,310
COMMITMENTS AND CONTINGENCIES (Note 7)
SHAREHOLDERS' EQUITY:
  Share capital........................     2,398        2,237         1,973
  Accumulated deficit..................    (1,074)      (1,096)         (354)
  Translation adjustment...............        (7)           3           (38)
                                          -------      -------       -------
                                            1,317        1,144         1,581
                                          -------      -------       -------
                                          $ 5,290      $ 4,573       $ 4,267
                                          =======      =======       =======

   The accompanying notes are an integral part of these financial statements.

                              NESTE THERMISOL A/S

                            STATEMENTS OF OPERATIONS
                          (IN THOUSANDS OF US DOLLARS)

                                                                FOR THE NINE MONTH
                                                                   PERIOD ENDED
                          FOR THE YEAR ENDED DECEMBER 31,          SEPTEMBER 30,
                          ----------------------------------  -----------------------
                             1994        1995        1996        1996        1997
                          ----------  ----------  ----------  ----------- -----------
                                                              (UNAUDITED) (UNAUDITED)
NET SALES...............  $    4,538  $    5,675  $    5,470    $4,074      $5,083
COST OF GOODS SOLD......       3,105       3,800       3,405     2,617       2,816
                          ----------  ----------  ----------    ------      ------
GROSS PROFIT............       1,433       1,875       2,065     1,457       2,267
OPERATING EXPENSES
  Distribution..........         561         624         642       473         616
  Selling, general and
   administrative.......       1,094       1,241       1,368     1,002         965
                          ----------  ----------  ----------    ------      ------
INCOME (LOSS) FROM
 OPERATIONS.............        (222)         10          55       (18)        686
FINANCIAL EXPENSES......         186         151         142       114          76
                          ----------  ----------  ----------    ------      ------
NET INCOME (LOSS).......  $     (408) $     (141) $      (87)   $ (132)     $  610
                          ==========  ==========  ==========    ======      ======



   The accompanying notes are an integral part of these financial statements.

                              NESTE THERMISOL A/S

                  STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY
                          (IN THOUSANDS OF US DOLLARS)

BALANCE, January 1, 1994................................................ $1,070
  Increase to share capital.............................................    575
  Reduction of share capital............................................   (575)
  Share capital transferred to cover the loss...........................    575
  Net loss..............................................................   (408)
  Translation adjustment................................................     98
                                                                         ------
BALANCE, December 31, 1994..............................................  1,335
  Net loss..............................................................   (141)
  Translation adjustment................................................    123
                                                                         ------
BALANCE, December 31, 1995..............................................  1,317
  Net loss..............................................................    (87)
  Translation adjustment................................................    (86)
                                                                         ------
BALANCE, December 31, 1996..............................................  1,144
  Net income (unaudited)................................................    610
  Translation adjustment (unaudited)....................................   (173)
                                                                         ------
BALANCE, September 30, 1997 (unaudited)................................. $1,581
                                                                         ======


   The accompanying notes are an integral part of these financial statements.

                              NESTE THERMISOL A/S

                            STATEMENTS OF CASH FLOWS
                          (IN THOUSANDS OF US DOLLARS)

                                                           FOR THE NINE MONTH
                                  FOR THE YEAR ENDED          PERIOD ENDED
                                     DECEMBER 31,             SEPTEMBER 30,
                                 ----------------------  -----------------------
                                  1994    1995    1996      1996        1997
                                 ------  ------  ------  ----------- -----------
                                                         (UNAUDITED) (UNAUDITED)
CASH FLOW FROM OPERATING
 ACTIVITIES:
  Net income (loss)............  $ (408) $ (141) $  (87)    $(132)      $ 610
  Adjustments to reconcile net
   income (loss) to net cash
   provided by operating
   activities:
  Depreciation.................     372     413     320       239         231
  Changes in operating assets
   and liabilities:
  Accounts receivable..........     (17)   (145)     76        37        (247)
  Inventories, net.............     (76)    (77)    238       184         (89)
  Prepaid expenses and other...     (41)   (107)    142        39         (39)
  Accounts payable.............     357      39    (212)     (214)         61
  Accrued liabilities..........     362      83      50      (228)       (383)
                                 ------  ------  ------     -----       -----
    Net cash provided (used) by
     operating activities......     549      65     527       (75)        144
                                 ------  ------  ------     -----       -----
CASH FLOWS FROM INVESTING
 ACTIVITIES:
  Net purchases of property,
   plant & equipment...........    (121)   (134)   (201)     (116)        (57)
                                 ------  ------  ------     -----       -----
    Net cash used in investing
     activities................    (121)   (134)   (201)     (116)        (57)
                                 ------  ------  ------     -----       -----
CASH FLOWS FROM FINANCING
 ACTIVITIES:
  Increase of share capital....     575
  Installment on bank debt.....    (133)     (7)     --        --          --
  Installment on loan..........      --     (29)   (232)     (234)       (211)
                                 ------  ------  ------     -----       -----
    Net cash (provided by) used
     in financing activites....     442     (36)   (232)     (234)       (211)
                                 ------  ------  ------     -----       -----
Increase (decrease) in cash....     870    (105)     94      (425)       (124)
CASH, beginning of period......      46     878     787       787         872
  Translation effect on cash...     (38)     14      (9)       (6)        (28)
                                 ------  ------  ------     -----       -----
CASH, end of period............  $  878  $  787  $  872     $ 356       $ 720
                                 ======  ======  ======     =====       =====


   The accompanying notes are an integral part of these financial statements.

                              NESTE THERMISOL A/S

                         NOTES TO FINANCIAL STATEMENTS

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

(1) ORGANIZATION AND BASIS OF PRESENTATION:

 The Business Unit

  Neste Thermisol A/S (the Company) is owned by the Finnish concern Neste Oy, who has activities within chemistry, gas and natural gas. The company is registered in Denmark.

  The Company produces and markets insulation material made of polystyrene for the Danish and German construction activities, and has considerable market shares within floor and roof insulation.

 Basis of Presentation

  The Company's records are maintained in accordance with Danish law and reporting requirements. These financial statements have been converted from Danish GAAP to U.S. GAAP.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Fiscal year

  The fiscal year of the Company presented in the financial statements is the calendar year.

 Foreign Currency Translation

  The assets and liabilities of the Company, whose functional currency is other than the U.S. dollar, are translated into U.S. dollars at year end exchange rates. Revenues and expense accounts are translated using the weighted average exchange rate during the periods. Translation gains and losses are not included in determining net income but are accumulated in a separate component of owner's investment, as is required by Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation."

 Cash

  The Company is an operating unit of Neste Oy, and participates in the cash pool of Neste Oy. All cash requirements of the Company have been funded out of this cash pool.

 Revenue Recognition

  Revenue is recognized when goods are shipped. Sales are recorded gross before cash and other discounts, which are deducted from the value of sales, when the customer fulfills the terms of trade agreed upon.

 Use of Estimates

  The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

 Fair Value of Financial Instruments

  The fair value of financial instruments is determined by reference to various market data and other valuation techniques, as appropriate. Unless otherwise disclosed, the fair value of financial instruments, including accounts

                              NESTE THERMISOL A/S
receivables and accounts payable, approximate their recorded values due primarily to the short-term nature of their maturities.

(3) INVENTORIES

  Inventories are stated at acquisition cost or production cost--determined on the basis of FIFO (first-in, first-out) method and include the cost of materials, labor and manufacturing overhead.

                                                         (IN THOUSANDS)
                                                --------------------------------
                                                1995 1996 SEPTEMBER 30, 1997
                                                ---- ---- ------------------
                                                             (UNAUDITED)
   Raw material and supplies................... $204 $ 69       $ 135
   Work in progress............................  213  104         137
   Finished goods..............................   64   69          60
                                                ---- ----       -----
                                                $481 $242       $ 332
                                                ==== ====       =====

(4) PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment is stated at cost, less accumulated depreciation. Expenditures for improvements that increase the values or extend the useful life are capitalized and maintenance repair costs are expensed as incurred. For financial reporting purposes, depreciation is computed using the straight-line method over the useful lives of the respective assets, which range from 10 to 25 years for buildings and 3 to 15 years for machinery and equipment. The depreciation time for the production plant has from 1996 been changed from 10 to 15 years.

(5) ACCRUED LIABILITIES

  Accrued liabilities consist of the following:

                                                       (IN THOUSANDS)
                                             ----------------------------------
                                              1995    1996   SEPTEMBER 30, 1997
                                             ------- ------- ------------------
                                                                (UNAUDITED)
   Bonus due to customers................... $   510 $   591       $  454
   A-Tax, vacation pay, etc.................     178     185          159
   Other accrued liabilities................     320     280           64
   Current part of long term liabilities....     240     224          198
                                             ------- -------       ------
                                             $ 1,248 $ 1,280       $  875
                                             ======= =======       ======

(6) LONG-TERM LIABILITIES

  Long-term liabilities consist of the following:

                                                       (IN THOUSANDS)
                                             ----------------------------------
                                              1995    1996   SEPTEMBER 30, 1997
                                             ------- ------- ------------------
                                                                (UNAUDITED)
   Due 1-5 years............................ $ 1,322 $ 1,065       $  791
   Due after 5 years........................     751     645          519
                                             ------- -------       ------
                                             $ 2,073 $ 1,710       $1,310
                                             ======= =======       ======

                              NESTE THERMISOL A/S

(7) COMMITMENTS AND CONTINGENCIES

  The Company is a party to various legal actions arising in the ordinary course of its business. The liability if any, associated with these matters will not have a material adverse effect upon financial condition, results of operations or cash flows of the Company.

  The Company is also subject to environmental regulations, including rules relating to air and water pollution and the storage and disposal of chemicals and waste. The Company believes it complies in all material respects with applicable laws.

  The company has no contracts of guarantee or pension provisions.

(8) SUBSEQUENT EVENT:

  On October 15, 1997, Neste Oy, Isora Oy, Neste Cellplast AB and Neste Thermisol A/S sold certain EPS, PS and HIPS assets in Finland, Sweden and Denmark, which include the assets of the Company, to StyroChem Finland Oy, ThermiSol Finland Oy, ThermiSol Sweden AB and ThermiSol Denmark ApS and Radnor Holdings Corporation as parent and guarantor.